Exhibit 99.1

SciPlay Reports First Quarter 2020 Results

Net Income Increases Over 125% to $31 Million Compared to Prior Year Period

AEBITDA Increases Nearly 40% to $35 Million

Generated record monthly revenue in April, up over 20% compared to March

LAS VEGAS, May 11, 2020 /PRNewswire/ -- SciPlay Corporation (NASDAQ: SCPL) ("SciPlay" or the "Company") today reported results for the first quarter ended March 31, 2020.

First Quarter 2020 Financial Highlights vs. First Quarter 2019

  First quarter revenue was $118.3 million. Mobile revenue of $101.2 million was up 4%. This growth reflects the ongoing popularity of SciPlay's core games with particular strength from Jackpot Party Casino® and Monopoly Slots®.
  Net income increased 127% to $31.1 million, with a net income margin of 26.3%, up from $13.7 million and 11.6%.
  AEBITDA was $34.8 million, an increase of 39%, and AEBITDA margin was 29.4%, an increase of 830 bps.
  Net cash provided by operating activities was $23.5 million, an increase of $15.0 million or 176% reflecting strong results and includes a $4.0 million payment related to contingent acquisition consideration.
  Cash and cash equivalents increased $22.0 million to $132.6 million from the fourth quarter 2019. Available liquidity at quarter end was $282.6 million.

Key Performance Highlights vs. First Quarter 2019

  Payer conversion rates reached a quarterly record of 6.3%, validating our continued focus on live operations to drive increased player interaction with our games.
  Average monthly revenue per payer increased 9% to $83.58.
  Mobile penetration increased 300 basis points to 85%.
  Jackpot Party Casino is in the Top 5 for the Social Casino Games Category in the latest report by Eilers & Krejcik.
  The Company joined the World Health Organization (WHO) #PlayApartTogether coronavirus awareness campaign. The campaign encourages healthy physical distancing by bringing special events, exclusive activities, rewards, and inspiration to some of the most popular games in the world.

Josh Wilson, Chief Executive Officer of SciPlay, said, "The first quarter represented another solid performance for us, and we saw particular strength late in the quarter as a result of the stay at home measures across much of the United States. We have seen this momentum continue, and delivered record monthly revenue in April. We will continue to provide a fun outlet for our players while the impact of COVID-19 continues to evolve and locations take steps to reopen and relax stay at home measures. As we look ahead, our team is eager to execute our winning strategy, explore new growth opportunities, keep improving our games and drive enhanced results."

Mike Cody, Chief Financial Officer of SciPlay, added, "We achieved strong growth in net income and AEBITDA this quarter, which led to continued meaningful cash flow generation. We believe we are well positioned to continue revenue growth and earnings over the coming years, and we couldn't be more excited by our future prospects and opportunities."

SUMMARY RESULTS

($ in millions)	Three months ended March 31,
	2020	2019
Revenue	$118.3	$118.4
Net income	31.1	13.7
Net income margin	26.3%	11.6%
Net cash provided by operating activities	23.5	8.5
Capital expenditures	1.2	1.6

Non-GAAP Financial Measures (1)
Adjusted EBITDA	$34.8	$25.0
Adjusted EBITDA margin	29.4%	21.1%

Balance Sheet Measures	As of March 31, 2020	As of December 31, 2019
Cash and cash equivalents	$132.6	$110.6
Available liquidity	282.6	260.6

(1) The financial measures "AEBITDA" and "AEBITDA margin" are non-GAAP financial measures defined below under "Non-GAAP Financial Measures" and reconciled to the most directly comparable GAAP measures in the accompanying supplemental tables at the end of this release.

Key Performance Indicators

(in millions, except ARPDAU, Average monthly revenue per payer, and percentages)	Three months ended March 31,
	2020	2019	Increase / (Decrease)
Mobile Penetration	85%	82%	3pp
Average MAU	7.5	8.4	(0.9)
Average DAU	2.6	2.7	(0.1)
ARPDAU	$0.49	$0.48	$0.01
Average MPUs	0.5	0.5	—
Average monthly revenue per payer	$83.58	$76.51	$7.07
Payer conversion rate	6.3%	6.1%	0.2pp
pp = percentage points.

Earnings Conference Call

SciPlay executive leadership will host a conference call on Monday, May 11, 2020, at 5:30 p.m. ET to review the Company's first quarter results. To access the call live via a listen-only webcast and presentation, please visit https://www.sciplay.com/investors/ and click on the webcast link under the Investor Information section. To access the call by telephone, please dial: +1 (412) 317-0790 (U.S. and International) and ask to join the SciPlay Corporation call. A replay of the webcast will be archived in the Investors section at www.sciplay.com/investors/.

About SciPlay

SciPlay (NASDAQ: SCPL) is a leading developer and publisher of digital games on mobile and web platforms. We currently offer seven core games, including social casino games Jackpot Party Casino, Gold Fish Casino, Hot Shot Casino and Quick Hit Slots, and casual games MONOPOLY Slots, Bingo Showdown and 88 Fortunes Slots. Our social casino games typically include slots-style game play and occasionally include table games-style game play, while our casual games blend slots-style or bingo game play with adventure game features. All of our games are offered and played on multiple platforms, including Apple, Google, Facebook and Amazon, with some of our games available on Microsoft. In addition to our internally created games, our content library includes recognizable, real-world slot and table games content from Scientific Games Corporation. We have access to Scientific Games Corporation's library of more than 1,500 iconic casino titles which we integrate across our different games.

You can access our filings with the SEC through the SEC website at www.sec.gov or through our website, and we strongly encourage you to do so. We routinely post information that may be important to investors on our website at www.sciplay.com/investors/, and we use our website as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC's Regulation Fair Disclosure (Reg FD). The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document, and shall not be deemed "filed" under the Securities Exchange Act of 1934, as amended.

All ® notices signify marks registered in the United States. © 2020 SciPlay Corporation. All Rights Reserved.

SCIPLAY CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended
	March 31,
	2020	2019
Revenue	$118.3	$118.4
Operating expenses:
Cost of revenue(1)	37.9	45.7
Sales and marketing(1)	28.2	34.3
General and administrative(1)	10.2	10.3
Research and development(1)	7.3	5.8
Depreciation and amortization	2.0	1.7
Restructuring and other	0.5	0.6
Total operating expenses	86.1	98.4
Operating income	32.2	20.0
Other income (expense), net	0.5	(1.6)
Net income before income taxes	32.7	18.4
Income tax expense	1.6	4.7
Net income	31.1	13.7
Less: Net income attributable to the noncontrolling interest	26.7	—
Net income attributable to SciPlay	$4.4	$13.7
Basic and diluted net income attributable to SciPlay per share:
Basic	$0.19
Diluted	$0.19

Weighted average number of shares of Class A common stock used in per share calculation:
Basic shares	22.7
Diluted shares	23.7

(1) Excludes depreciation and amortization.

SCIPLAY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions, except par value)

	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$132.6	$110.6
Accounts receivable, net	42.4	32.1
Prepaid expenses and other current assets	3.3	4.3
Total current assets	178.3	147.0
Property and equipment, net	4.4	4.6
Operating lease right-of-use assets	5.4	6.0
Goodwill	120.7	120.7
Intangible assets and software, net	16.5	17.0
Deferred income taxes and other assets	87.7	89.3
Total assets	$413.0	$384.6
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16.3	$12.8
Accrued liabilities	9.6	13.7
Due to affiliate	2.0	2.7
Total current liabilities	27.9	29.2
Operating lease liabilities	4.5	5.2
Liabilities under TRA	72.7	72.7
Total stockholders' equity(1)	307.9	277.5
Total liabilities and stockholders' equity	$413.0	$384.6

(1) Includes $249.4 million and $223.4 million in noncontrolling interest as of March 31, 2020 and December 31, 2019, respectively.

SCIPLAY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended
	March 31,
	2020	2019
Net cash provided by operating activities	$23.5	$8.5
Net cash used in investing activities	(1.2)	(1.6)
Net cash used in financing activities	—	(2.6)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.3)	0.2
Increase in cash, cash equivalents and restricted cash	22.0	4.5
Cash, cash equivalents and restricted cash, beginning of period	110.6	10.0
Cash, cash equivalents and restricted cash, end of period	$132.6	$14.5

Supplemental cash flow information:
Cash paid for income taxes	$—	$0.4
Cash paid for contingent consideration included in operating activities	4.0	—
Non-cash investing and financing activities:
Non-cash deferred offering costs	—	1.8

SCIPLAY CORPORATION
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO SCIPLAY TO ADJUSTED EBITDA
(Unaudited, in millions)

	Three Months Ended
	March 31,
	2020	2019
Net income attributable to SciPlay	$4.4	$13.7
Net income attributable to noncontrolling interest	26.7	—
Net income	31.1	13.7
Restructuring and other	0.5	0.6
Depreciation and amortization	2.0	1.7
Income tax expense	1.6	4.7
Stock-based compensation	0.1	2.7
Other (income) expense, net	(0.5)	1.6
Adjusted EBITDA	$34.8	$25.0
Revenue	$118.3	$118.4
Net income margin (Net income/Revenue)	26.3%	11.6%
AEBITDA margin (AEBITDA/Revenue)	29.4%	21.1%
Royalties for Scientific Games Corporation IP	$—	$7.3

RECONCILIATION OF NET INCOME MARGIN
TO ADJUSTED EBITDA MARGIN

	Three Months Ended March 31,
	2020	2019
Net income margin (Net income/Revenue)	26.3%	11.6%
Restructuring and other	0.4%	0.5%
Depreciation and amortization	1.7%	1.4%
Income tax expense	1.4%	4.0%
Stock-based compensation and other expense	(0.4)%	3.6%
Adjusted EBITDA Margin	29.4%	21.1%

Forward-Looking Statements

Throughout this press release, we make "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as "may," "will," "estimate," "intend," "plan," "continue," "believe," "expect," "anticipate," "target," "should," "could," "potential," "opportunity," "goal," or similar terminology. The forward-looking statements contained in this press release are based upon management's current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things:

  the impact of the COVID-19 pandemic and any resulting social, political, economic and financial complications;
  our ability to attract and retain players;
  our reliance on third-party platforms;
  our dependence on the optional purchases of coins, chips and cards to supplement the availability of periodically offered free coins, chips and cards;
  dependence on skilled employees with creative and technical backgrounds;
  expectations of growth in total consumer spending on social casino gaming;
  our dependence on certain key providers;
  natural events and health crises that disrupt our operations or those of our providers or suppliers;
  U.S. and international economic and industry conditions;
  stock price volatility;
  our ability to continue to launch and enhance games that attract and retain a significant number of paying players;
  our reliance on a small percentage of our players for nearly all of our revenue;
  our ability to adapt to, and offer games that keep pace with, changing technology and evolving industry standards;
  competition;
  the impact of legal and regulatory restrictions on our business, including significant opposition in some jurisdictions to interactive social gaming, including social casino gaming, and how such opposition could lead these jurisdictions to adopt legislation or impose a regulatory framework to govern interactive social gaming or social casino gaming specifically, and how this could result in a prohibition on interactive social gaming or social casino gaming altogether, restrict our ability to advertise our games, or substantially increase our costs to comply with these regulations;
  laws and government regulations, both foreign and domestic, including those relating to our parent, Scientific Games Corporation, and to data privacy and security, including with respect to the collection, storage, use, transmission, sharing and protection of personal information and other consumer data, and those laws and regulations that affect companies conducting business on the internet, including ours;
  the continuing evolution of the scope of data privacy and security regulations, and our belief that the adoption of increasingly restrictive regulations in this area is likely within the U.S. and other jurisdictions;
  our ability to use the intellectual property rights of our parent, Scientific Games Corporation, and other third parties, including the third-party intellectual property rights licensed to Scientific Games Corporation, under our intellectual property license agreement ("IP License Agreement") with our parent;
  protection of our proprietary information and intellectual property, inability to license third-party intellectual property and the intellectual property rights of others;
  security and integrity of our games and systems;
  security breaches, cyber-attacks or other privacy or data security incidents, challenges or disruptions;
  reliance on or failures in information technology and other systems;
  our ability to complete acquisitions and integrate businesses successfully;
  our ability to pursue and execute new business initiatives;
  fluctuations in our results due to seasonality and other factors;
  risks related to foreign operations, including the complexity of foreign laws, regulations and markets; the uncertainty of enforcement of remedies in foreign jurisdictions; the effect of currency exchange rate fluctuations; the impact of foreign labor laws and disputes; the ability to attract and retain key personnel in foreign jurisdictions; the economic, tax and regulatory policies of local governments; and compliance with applicable anti-money laundering, anti-bribery and anti-corruption laws;
  changes in tax laws or tax rulings, or the examination of our tax positions;
  the discontinuation or replacement of LIBOR, which may adversely affect interest rates;
  litigation and other liabilities relating to our business, including litigation and liabilities relating to consumer protection, gambling-related matters, employee matters, alleged service and system malfunctions, alleged intellectual property infringement and claims relating to our contracts, licenses and strategic investments;
  restrictions and covenants in debt agreements, including those that could result in acceleration of the maturity of our indebtedness;
  failure to maintain adequate internal control over financial reporting;
  influence of certain stockholders, including decisions that may conflict with the interests of other stockholders;
  our ability to achieve some or all of the anticipated benefits of being a standalone public company; and
  our dependence on distributions from SciPlay Parent Company, LLC ("SciPlay Parent LLC") to pay our taxes and expenses, including substantial payments we will be required to make under the Tax Receivable Agreement (the "TRA").

Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including under "Risk Factors" in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and Part I, Item 1A "Risk Factors" in our 2019 Annual Report on Form 10-K filed with the SEC on February 18, 2020. Forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no and expressly disclaim any obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

This press release may contain references to industry market data and certain industry forecasts. Industry market data and industry forecasts are obtained from publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe industry information to be accurate, it is not independently verified by us and we do not make any representation as to the accuracy of that information. In general, we believe there is less publicly available information concerning international social gaming industries than the same industries in the U.S. Some data is also based on our good faith estimates, which are derived from our review of internal surveys or data, as well as the independent sources referenced above. Assumptions and estimates of our and our industry's future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under "Risk Factors" in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and Part I, Item 1A "Risk Factors" of our 2019 Annual Report on Form 10-K. These and other factors could cause future performance to differ materially from our assumptions and estimates.

Non-GAAP Financial Measures

Adjusted EBITDA, or AEBITDA, as used herein, is a non-GAAP financial measure that is presented as supplemental disclosure and is reconciled to net income attributable to SciPlay as the most directly comparable GAAP measure as set forth in the above table. We define AEBITDA to include net income attributable to SciPlay before: (1) net income attributable to noncontrolling interest; (2) interest expense; (3) income tax (benefit) expense; (4) depreciation and amortization; (5) restructuring and other, which includes charges or expenses attributable to: (a) employee severance; (b) management changes; (c) restructuring and integration; (d) M&A and other, which includes: (i) M&A transaction costs; (ii) purchase accounting adjustments; (iii) unusual items (including certain legal settlements) and (iv) other non-cash items; (e) contingent acquisition consideration and (f) cost-savings initiatives; (6) stock-based compensation; (7) loss (gain) on debt financing transactions; and (8) other expense (income) including foreign currency (gains) and losses. We also use AEBITDA margin, a non-GAAP measure, which we calculate as AEBITDA as a percentage of revenue.

Our management uses AEBITDA and AEBITDA margin to, among other things: (i) monitor and evaluate the performance of our business operations; (ii) facilitate our management's internal comparisons of our historical operating performance and (iii) analyze and evaluate financial and strategic planning decisions regarding future operating investments and operating budgets. In addition, our management uses AEBITDA and AEBITDA margin to facilitate management's external comparisons of our results to the historical operating performance of other companies that may have different capital structures and debt levels.

Our management believes that AEBITDA and AEBITDA margin are useful as they provide investors with information regarding our financial condition and operating performance that is an integral part of our management's reporting and planning processes. In particular, our management believes that AEBITDA is helpful because this non-GAAP financial measure eliminates the effects of restructuring, transaction, integration or other items that management believes have less bearing on our ongoing underlying operating performance. Management believes AEBITDA margin is useful as it provides investors with information regarding the underlying operating performance and margin generated by our business operations.

CONTACT: Media Relations, Christina Karas +1 702-532-7986, Director, Corporate Communications, media@scientificgames.com, Investor Relations, Michael Cody +1 319-229-8332, Chief Financial Officer